Exhibit 24

                            CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated

Wafra Partners, Inc. to execute and file on the undersigned's behalf all

Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Kenexa Corporation.  The authority of Wafra Partners, Inc. under this

Statement shall continue until the undersigned is no longer required to file

Forms 3, 4, and 5 with regard to its ownership of or transactions in securities of Kenexa Corporation, unless earlier revoked in writing.

The undersigned acknowledges that Wafra Partners, Inc. is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities

Exchange Act of 1934.

Date: June ___, 2005

WAFRA PARTNERS, L.P.

By: Wafra Partners Inc, in its capacity as general partner of

    Wafra Partners, L.P.

By: /s/ Peter Petrillo

Name: Peter Petrillo

Title:  Senior Vice President

WAFRA ACQUISITION FUND 14, L.P.

By: Wafra Partners, L.P., its general partner

By: Wafra Partners Inc, in its capacity as general partner of

        Wafra Partners, L.P.

By: /s/ Peter Petrillo

Name: Peter Petrillo

Title:  Senior Vice President